Exhibit 10.1
AMENDMENT NO. 1 TO LOAN AGREEMENT
     This Amendment No. 1 (the “Amendment”) dated as of December 1, 2008, is between Bank of America, N.A. (the “Bank”) and Newport Corporation (the “Borrower”).
RECITALS
     A. The Bank and the Borrower entered into a certain Loan Agreement dated as of December 1, 2007 (together with any previous amendments, the “Agreement”).
     B. The Bank and the Borrower desire to amend the Agreement.
AGREEMENT
     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.
     2. Amendments. The Agreement is hereby amended as follows:
2.1	In the paragraph number 1.2, entitled “Availability Period,” the first sentence is hereby amended to read in its entirety as follows:
“The line of credit is available between the date of this Agreement and December 1, 2009, or such earlier date as the availability may terminate as provided in this Agreement (the “Expiration Date”).”
2.2	Paragraph number 1.4 is hereby amended to read in its entirety as follows:
“1.4	Interest Rate.

(a)	The interest rate is a rate per year equal to the BBA LIBOR Daily Floating Rate plus 1.00 percentage point(s).

(b)	The BBA LIBOR Daily Floating Rate is a fluctuating rate of interest equal to the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by the Bank from time to time as determined for each banking day at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a one month term, as adjusted from time to time in the Bank’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs. If such rate is not available at such time for any reason, then the rate for that interest period will be determined by such alternate method as reasonably selected by the Bank. A “London Banking Day” is a day on which banks in London are open for business and dealing in offshore dollars.”
2.3	Subparagraph number 1.5(a) is hereby amended to read in its entirety as follows:
“(a) The LIBOR Rate plus 1.00 percentage point(s).”
Amendment to Loan Agreement

2.4	In the Subparagraph number 1.6(e)(vii), the percentage “1.25%” is changed to “1.00%”.

2.5	Paragraph number 3.1 is hereby amended to read in its entirety as follows:
“3.1 Personal Property. The personal property listed below now owned or owned in the future by the parties listed below will secure the Borrower’s obligations to the Bank under this Agreement. The collateral is further defined in security agreement(s) executed by the owners of the collateral. In addition, all personal property collateral owned by the Borrower securing this Agreement shall also secure all other present and future obligations of the Borrower to the Bank (excluding any consumer credit covered by the federal Truth in Lending law, unless the Borrower has otherwise agreed in writing or received written notice thereof). All personal property collateral securing any other present or future obligations of the Borrower to the Bank shall also secure this Agreement.
(a)	Time deposits with the Bank and owned by the Borrower in an amount not less than Five Million and 00/100 Dollars ($5,000,000.00).”
     3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, and (d) if the Borrower is a business entity or a trust, this Amendment is within the Borrower’s powers, has been duly authorized, and does not conflict with any of the Borrower’s organizational papers.
     4. Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:
4.1 A Security Agreement executed by the Borrower.
     5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.
     6. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
     7. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.
Amendment to Loan Agreement

This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK: Bank of America, N.A.
By:	/s/ Tomasz Milewski
	Name:	Tomasz Milewski
	Title:	Vice President

BORROWER(S): Newport Corporation
By:	/s/ Charles F. Cargile
	Name:	Charles F. Cargile
	Title:	Senior Vice President and Chief Financial Officer

By:	/s/ Jeffrey B. Coyne
	Name:	Jeffrey B. Coyne
	Title:	Senior Vice President and General Counsel

Amendment to Loan Agreement